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                                                                Exhibit 5.3



                    CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.

                                      FORM OF
                    INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER


     AGREEMENT made as of the ____ day of _______________, 1996, by and among OppenheimerFunds, Inc. (the "Investment Adviser") and Pilgrim Baxter & Associates, Ltd. (the "Subadviser").

     Connecticut Mutual Investment Accounts, Inc., a Maryland corporation (the "Company"), is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The CMIA LifeSpan Balanced Account (the "Account") is a series of the Company. The Investment Adviser and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940 (the "Advisers Act").

     Pursuant to authority granted the Investment Adviser by the Company's Board of Directors and pursuant to the provisions of the Investment Advisory Agreement between the Investment Adviser and Company, on behalf of the Account, the Investment Adviser has selected the Subadviser to act as an investment subadviser of the Account and to provide certain other services, as more fully set forth below, and the Subadviser is willing to act as such sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Investment Adviser and the Subadviser agree as follows:

     1. The Subadviser will regularly provide the Account with advice concerning the investment management of the Small Capitalization U.S. equity portfolio of the Account (the "Sub-Account"), designated by the Investment Adviser. Such advice shall be consistent with the investment objectives and policies of the Account as set forth in the Account's Prospectus and Statement of Additional Information, and any investment guidelines or other instructions received in writing from the Investment Adviser. The Subadviser will determine what securities shall be purchased for the Sub-Account, and what securities shall be held or sold by the Sub-Account, subject always to the provisions of
Section 9 hereof.

     The Investment Adviser shall oversee the management of the Sub-Account by the Subadviser. The Investment Adviser shall manage directly, or by engaging other subadvisers, and the Subadviser shall not be responsible for the management of, any portion of the Account not designated as part of the Sub-Account. The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Account, except as otherwise provided herein, as required by the Advisers Act as may be necessary for the Subadviser to supply to the Investment Adviser, the Company or the Company's Board of Directors the information required to be supplied under this Agreement. Any records required to be maintained shall be the property of the Company and shall be surrendered promptly to the Company upon request.

     In the performance of the Subadviser's duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Company, the Account or the Investment Adviser in any way or otherwise be deemed to be an agent of the Company, the Account or the Investment Adviser. The Subadviser will make its officers and employees available to meet with the Company's officers and Board of Directors at least quarterly on due

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notice to review the investments and investment program of the Account in the light of current and prospective economic and market conditions.

     2. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Account's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Account including, but not limited to, the following: legal expenses; auditing and accounting expenses; expenses of maintenance of the Account's books and records relating to the Account, including computation of the Account's daily net asset value per share and dividends; interest, taxes, governmental fees and membership dues; fees of custodians, transfer agents, registrars or other agents; expenses of preparing share certificates; expenses relating to the redemption or repurchase of the Account's shares; expenses of registering and qualifying Account shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses, reports, notices and dividends to Account shareholders; cost of stationery; costs of shareholders and other meetings of the Account; traveling expenses of officers, Directors and employees of the Company or Account, if any; fees of the Company's Directors and salaries of any officers or employees of the Company or Account; and the Account's pro rata portion of premiums on any fidelity bond and other insurance covering the Company, the Account and their officers and Directors.

     The Account shall reimburse the Subadviser for any such expenses or other expenses of the Account, as may be reasonably incurred by such Subadviser on the Account's behalf. The Subadviser shall keep and supply to the Account and the Investment Adviser adequate records of all such expenses.

     3. For all investment management services to be rendered hereunder, the Investment Adviser will pay the Subadviser an annual fee, payable quarterly, as described in Schedule A hereto. For any period less than a full fiscal quarter during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full fiscal quarter. The Account shall have no responsibility for any fee payable to the Subadviser.

     In the event that the advisory fee payable by the Account to the Investment Adviser shall be reduced as required by the securities laws or regulations of any jurisdiction in which the Account's shares are offered for sale, the amount payable by the Investment Adviser to the Subadviser shall be likewise reduced by a proportionate amount.

     4. In connection with purchases or sales of securities for the Account, neither the Subadviser nor any of its partners, directors, officers or employees will act as a principal or agent or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Sub-Account, other than as provided in this Agreement. The Subadviser, or its agent, shall arrange for the placing of all orders for the purchase and sale of securities for the Sub-Account with brokers or dealers selected by the Subadviser, provided that the Subadviser shall not be responsible for payment of brokerage commissions. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Account the best execution available. Neither the Subadviser nor any affiliate of the Subadviser will act as principal or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Account, other than compensation provided for in this Agreement or in the Investment Advisory Agreement of the Account and such brokerage commissions as are permitted by the 1940 Act. If and to the extent authorized to act as

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broker in the relevant jurisdiction, the Subadviser or any of its affiliates may act as broker for the Account in the purchase and sale of securities. The Subadviser agrees that all transactions effected through the Subadviser or brokers affiliated with the Subadviser shall be effected in compliance with
Section 17(e) of the 1940 Act and written procedures established from time to time by the Board of Directors of the Company pursuant to Rule 17e-1 under the 1940 Act, as amended, copies of which shall be provided to the Subadviser by the Investment Adviser.

     5. It is also understood that it is desirable for the Account that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at higher commissions to the Account than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Account with such certain brokers, subject to review by the Company's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the shares of the Account, the Subadviser will act solely as investment counsel for such clients and not in any way on behalf of the Account. The Subadviser's services to the Account pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Subadviser may render investment advice, management and other services to others.

     Provided the investment objectives of the Account are adhered to, and such aggregation is in the best interests of the Account, the Subadviser may aggregate sales and purchase orders of securities held for the Account with similar orders being made simultaneously for other accounts managed by the Subadviser, if in the Subadviser's reasonable judgment, such aggregation is equitable and consistent with the Subadviser's fiduciary obligation to the Account and shall result in an overall economic benefit to the Account, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily.

     The Subadviser will advise the Account's custodian and the Investment Adviser on a prompt basis of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. From time to time as the Board of Directors of the Company or the Investment Adviser may reasonably request, the Subadviser will furnish to the Company's officers and to each of its Directors, at the Subadviser's expense, reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Account or the Investment Adviser may reasonably request.

     6. In the absence of willful misfeasance, bad faith, negligence, or reckless disregard of the performance of the duties of the Subadviser to the Account, the Subadviser shall not be subject to liabilities to the Account, the Investment Adviser, the Company, or to any shareholder of the Account for any error of judgment or mistake of law or for any other action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

     Notwithstanding the above, the Subadviser will indemnify and hold harmless the Investment Adviser from, against, for and in respect to losses, damages, costs and expenses

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incurred by the Investment Adviser, including attorneys' fees reasonably incurred, in the event of the Subadviser's willful misfeasance, bad faith or negligence in the performance of its duties or obligations hereunder or by reason of its reckless disregard of such duties or obligations; provided, however, that the Investment Adviser shall not be so indemnified for such losses, damages, costs and expenses, including such attorneys' fees, to the extent they result from the Investment Adviser's willful misfeasance, bad faith or negligence. The Investment Adviser shall indemnify and hold harmless the Subadviser to the same extent and subject to the same limitations as the Subadviser shall indemnify the Investment Adviser pursuant to the previous sentence.

     7. This Agreement shall remain in force until December 31, 1997, and from year to year thereafter, but only so long as such continuance, and the continuance of the Investment Adviser as investment adviser of the Account, is specifically approved at least annually by the vote of a majority of the Directors of the Company who are not interested persons of the Subadviser, the Investment Adviser or the Account, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Directors or of a majority of the outstanding voting securities of the Account. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be terminated at any time without the payment of any penalty, (a) by the Company, by the Board of Directors, or by vote of a majority of the outstanding voting securities of the Account, upon 60 days' written notice to the Investment Adviser and Subadviser, (b) by the Investment Adviser, upon 60 days' written notice to the Account and the Subadviser, or (c) by the Subadviser, upon 90 days' written notice to the Account and Investment Adviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     8. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Account and by the Board of Directors, including a majority of the Directors who are not interested persons of the Investment Adviser, the Subadviser or the Account, cast in person at a meeting called for the purpose of voting on such approval.


     It shall be the responsibility of the Subadviser to furnish to the Board of Directors of the Company such information as may reasonably be necessary in order for such Directors to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.

     9. The Subadviser will conform its conduct in accordance with and will ensure that the Sub-Account conforms with the Company's Articles of Incorporation and By-laws, each as amended from time to time, and the 1940 Act, as amended, other applicable laws, and to the investment objectives, policies and restrictions of the Account as each of the same shall be from time to time in effect as set forth in the Account's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Investment Adviser, and subject, further, to such policies and instructions as the Board of

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Directors or the Investment Adviser may from time to time establish and deliver to the Subadviser.

     In addition, the Subadviser, taking into account only income and gains realized with respect to the Sub-Account, will cause the Sub-Account to comply with the requirements of: (a) Section 851(b)(2) of the Internal Revenue Code (the "Code") regarding derivation of income from specified investment activities; (b) Section 851(b)(3) of the Code limiting gains from the disposition of securities and certain other investments held less than three months, in each case as if the Sub-Account were a "regulated investment company" as defined in Section 851(a) of the Code; and the regulations pertaining thereto. The Subadviser shall not without the prior express written consent of the Investment Adviser: (a) invest Sub-Account assets having a value exceeding five percent of the Account's total (gross) assets in securities of one issuer; or (b) cause the Sub-Account to acquire more than ten percent of the outstanding voting securities of any one issuer; or (c) invest Sub-Account assets in investments that are not cash, cash items (including receivables), Government securities, securities of other regulated investment companies, or other securities within the meaning of Section 851(b)(4) of the Code. For purposes of clauses (a) and (b) of the foregoing sentence the term "securities" shall exclude "Government securities" and "securities of other regulated investment companies" as each such term is used in Section 851(b)(4) of the Code.

     10. The Subadviser represents that it has reviewed the Registration Statement of the Company as filed with the Securities and Exchange Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further represents and warrants that it is an investment adviser registered under the Advisers Act.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. Any notice given to the Subadviser by the Investment Adviser pursuant to the terms of this Agreement shall be deemed to have been given if provided in writing (including by telecopy or similar hard copy reproduction) and delivered or mailed, postpaid, to: Pilgrim Baxter & Associates, Ltd., 1255 Drummers Lane, Suite 300, Wayne, PS 29087-1549, Attn: Mr. Brian Bereznak. Any notice given to the Investment Adviser by the Subadviser, pursuant to the terms of this Agreement shall be deemed to have been given if provided in writing (including by telecopy or similar hard copy reproduction) and delivered to OppenheimerFunds, Inc., Two World Trade Center, New York, NY 10048, attention: General Counsel.

     14. It is understood and expressly stipulated that the Subadviser must look solely to the property of the Account for the enforcement of any claims against the Account and shall not look to or have recourse to the assets of the Company generally or any other series of the Company.

     15. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above, and effective as of _________________, 1996.

                                       OppenheimerFunds, Inc.


                                       By: ________________________________


                                       Its: ________________________________


                                       PILGRIM BAXTER & ASSOCIATES, LTD.


                                       By: ________________________________


                                       Its: ________________________________
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                SCHEDULE OF OMITTED INVESTMENT SUBADVISORY AGREEMENT

              Due to the substantial similarity of the investment subadvisory agreements among OppenheimerFunds, Inc. ("OFI") and Pilgrim, Baxter & Associates, Ltd. ("Pilgrim") for the respective series of the Registrant, the following form of investment subadvisory agreement for CMIA LifeSpan Balanced Account and this schedule of omitted documents is filed in accordance with the requirements of Rule 8b-31 under the Investment Company Act of 1940.

                   1. Investment Subadvisory Agreement among OFI and Pilgrim for CMIA LifeSpan Capital Appreciation Account.